UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

EASTMAN KODAK COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

343 State Street Rochester, NY	14650
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

(Former name or former address, if changed since last report): Not Applicable

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 8, 2019, Eastman Kodak Company (the “Company”) completed the sale of its flexographic packaging segment (the “Business”) to MIR Bidco SA, a Belgian limited liability company (société anonyme) existing and organized under Belgian law, and an investment vehicle for Montagu Private Equity LLP (the “Purchaser”), and a number of acquisition subsidiaries (the “Acquisition Subsidiaries”).  The sale of the Business was effected pursuant to a Stock and Asset Purchase Agreement dated November 11, 2018 between the Company and Purchaser, as amended by the First Amendment to Stock and Asset Purchase Agreement (the “Amendment”) dated as of March 29, 2019 between the Company and Purchaser (as so amended, the “Agreement”).

The Amendment (i) provided for the transfer to Purchaser of the Acquisition Subsidiaries which had been formed by the Company in order to permit the Purchaser to capitalize the Acquisition Subsidiaries and fund the purchase price of the Transaction, (ii) made certain amendments to covenants and operational provisions related to the Acquisition Subsidiaries and (iii) implemented certain matters related to the consummation of the transactions contemplated by the Agreement in certain non-U.S. jurisdictions.  At the closing under the Agreement (the “Closing”), (i) the Company transferred shares of certain subsidiaries holding only Business assets to a subsidiary of Purchaser, and (ii) the assets relating to the Business were purchased by the Acquisition Subsidiaries (together with the transfer of the Acquisition Subsidiaries pursuant to the Amendment, the “Transaction”).  In accordance with the Agreement, the transfer of the assets and operations of the Business in China (the “China Business”) were deferred until after the Closing.

Pursuant to the terms and conditions of the Agreement, at the Closing Purchaser and the Acquisition Subsidiaries paid the Company and its subsidiaries an aggregate amount of $320 million, representing the gross purchase price of $340 million  net of agreed indebtedness, other items, and $7.5 million payable at the deferred transfer of the China Business.  The amount paid at Closing is subject to customary post-closing adjustments as provided in the Agreement.  Pursuant to an Earn-out Agreement between the Company and the Purchaser dated as of November 11, 2018 (the “Earn-Out Agreement”), the Company is entitled to an aggregate of up to $25 million in additional cash consideration if the Business achieves agreed EBITDA targets for 2019 ($10 million earn-out) and 2020 ($15 million earn-out).  The Company did not receive a potential $10 million earn-out based on the performance of the Business during 2018, and there can be no assurance that the Company will earn any future amounts under the Earn-Out Agreement.  The Company intends to use the proceeds from the Transaction, net of certain transaction costs and expenses, to repay outstanding term loans.

At the Closing, the Company and the Purchaser entered into a transition services agreement pursuant to which the Company and certain of its affiliates will provide, or cause third parties to provide, certain services to accommodate the transition of the Business to the Purchaser. The Company and the Purchaser also entered into certain supply, service, development and license agreements at the Closing, pursuant to which the Company and certain of its affiliates will provide to the Purchaser, and the Purchaser and certain of its affiliates will provide to the Company, as applicable, certain services and products on an on-going basis in connection with their respective operations. In connection with the Closing, the Company and one of the Acquisition Subsidiaries entered into a Prepayment Agreement pursuant to which such Acquisition Subsidiary will pay the Company $15 million as a prepayment of projected amounts that will be due to the Company and its affiliates for services and products to be delivered by the Company or its affiliates under such commercial agreements, subject to completion of certain collateral arrangements.  There can be no assurance that the conditions to the prepayment will be satisfied or that the prepayment will be received by the Company.

The Agreement contains customary representations, warranties and covenants related to the Company, the Business, the transferred subsidiaries and the Acquisition Subsidiaries.  From the date of the Agreement until the Closing, and, with respect to deferred China Business, if applicable, until the transfer of the deferred China Business (the “Deferred Closing”), the Company is required to operate the Business in the ordinary course consistent with past practice in all material respects and to comply with certain covenants regarding the operation of the Business. The Agreement provides that the economic benefit or detriment from the operation of the China Business between the Closing and the Deferred Closing will be for the account of Purchaser.  Except as otherwise specified in the Agreement and subject to certain exceptions for the Company’s retained businesses, the Company agrees not to compete with the Business for five (5) years after the Closing (except in the UK and the EU, where the non-compete period is limited to three (3) years after the Closing).

Subject to certain limitations and conditions set forth in the Agreement, the Company and the Purchaser have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Agreement, and certain tax and other pre- and post-Closing liabilities.  To supplement the indemnification provided by the Company, the Purchaser has obtained a standard representation and warranty insurance policy.

The foregoing description of the Agreement, the Earn-Out Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Stock and Asset Purchase Agreement and the Earn-Out Agreement, which are filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K dated November 11, 2018 and filed with the United States Securities and Exchange Commission on November 13, 2018 (the “Signing Form 8-K”), respectively, and the Amendment filed as Exhibit 2.3 to this Current Report on Form 8-K (the Amendment and the exhibits to the Signing Form 8-K, collectively, the “Exhibits”), each of which is incorporated herein by reference.  The Exhibits are filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Business, the Company or Purchaser. The representations, warranties and covenants of each party set forth in the Exhibits were made only for purposes of the Exhibits as of the specific dates set forth therein, were solely for the benefit of the parties to the Exhibits, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Exhibits instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Exhibits and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Business, the parties to the Exhibits or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Exhibits, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01  Regulation FD Disclosure

On April 9, 2019, the Company issued a press release announcing the completion of the Transaction, a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Stock and Asset Purchase Agreement, dated as of November 11, 2018, by and between Eastman Kodak Company and MIR Bidco SA (Incorporated by reference to Exhibit 2.1 to the Signing Form 8-K).

2.2	Earn-Out Agreement, dated as of November 11, 2018, by and between Eastman Kodak Company and MIR Bidco SA (Incorporated by reference to Exhibit 2.1 to the Signing Form 8-K).

2.3

First Amendment to Stock and Asset Purchase Agreement, dated as of March 29, 2019, by and between Eastman Kodak Company and MIR Bidco SA (Schedules (or similar attachments) have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of the omitted schedule upon request by the U.S. Securities and Exchange Commission.)

99.1	Press Release issued by Eastman Kodak Company on April 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2019

EASTMAN KODAK COMPANY

		By:	/s/ Roger W. Byrd
Name: Roger W. Byrd
Title: Senior Vice President, General Counsel & Secretary